Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated June 29 2016, in the Registration Statement (Form N-1A) of the Nashville Area ETF (one of the portfolios comprising LocalShares Investment Trust) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 under the Securities Act of 1933 (Registration No. 333-184163).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
August 25, 2016